EXHIBIT 99.1

          CONTACT:  ROBERT S. VOLLAND
                    AIR & WATER TECHNOLOGIES CORPORATION
                    (908) 685-4600

                                                      FOR IMMEDIATE RELEASE


                    AIR & WATER TECHNOLOGIES CORPORATION
                        EXTENDS BANK CREDIT FACILITY

          BRANCHBURG, NEW JERSEY, December 12, 1997 -- Air & Water Technologies Corporation (AMEX: AWT) announced today that the $70 Million credit facility, scheduled to expire on March 31, 1998, has been extended to December 11, 1998. Simultaneously, Societe Generale will replace all other banks in the senior secured debt. AWT had previously announced that it was in discussions regarding an extension of the credit facility. The extension also provides for relief of certain financial covenants in the credit facility. Current amendments had been scheduled to expire on December 15, 1997.

          Through its subsidiaries, Air & Water Technologies Corporation provides a comprehensive range of services and technologies for the operation, maintenance and management of water and wastewater systems; engineering, design and construction of water and wastewater facilities and the remediation of contaminated soil.